Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

     Reduction                Increase
          to Accumulated         to Accumulated Net
           Increase to       Net Investment             Realized Gain
                    Paid-in Capital                        Income                  on Investments5
------------------------------------------------------------------------------------------------
                           $10,644,059                 $56,116,786              $45,472,727

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

                                                                                                                                                       Increase to
                                                                                              Increase to               Accumulated Net
   Accumulated Net                                Realized Loss
Investment Income                              on Investments
----------------------------------------------------------------------------
    $305,140                         $305,140

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Reduction                  Reduction
    to Accumulated                to Accumulated
     Net Investment                      Net Realized Loss
     Income               on Investments
-------------------------------------------------------------------------

  $565,771                      $565,771

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.  Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Reduction                                           Increase
      to Accumulated             to Accumulated Net
Increase                       Net Investment                                 Realized Loss
                to Paid-in Capital                                     Income                      on Investments
---------------------------------------------------------------------------------------------------------------------

                                $70,658,398                              $116,752                                       $70,541,646

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

                                           Reduction
Reduction     to Accumulated
 Reduction           to Accumulated Net                     Net Realized
                   to Paid-in Capital                  Investment Loss       Loss on Investments
-----------------------------------------------------------------------------------------------------------------
                     $159,508,986                            $1,673,218                             $157,835,768

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

                                                                                       Reduction to
                                         Increase to              Accumulated Net
Reduction to       Accumulated Net                               Realized Loss
                                                           Paid-in Capital     Investment Income                             on Investments
-                                       -----------------------------------------------------------------------------------------------------------
                                                                  $20,894,853                      $413,083                                   $20,481,770

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net
realized gain was recorded by the Fund.   Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

                                                                                                                                             Reduction
Reduction      to Accumulated
Reduction            to Accumulated Net                      Net Realized
                                  to Paid-in Capital         Investment Income                  Loss on Investments
------------------------------------------------------------------------------------------------------------------------------
                                              $51,628,739                        $2,016,625                             $53,645,364

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

                                     Increase to
Increase to      Accumulated Net
          Accumulated                          Net Realized
      Net Investment                                    Loss on
     Income                           Investments
----------------------------------------------------------------------------------------------------------------------------
    $11,895                     $11,895

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Increase
Increase            to Accumulated Net
                                      Reduction                                    to Accumulated Net                      Realized Loss
                        to Paid-in Capital                                      Investment Income                     on Investments
------------------------------------------------------------------------------------------------------------
                     $86                                        $15,963                                              $15,877

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

                                              Reduction to
Reduction to      Accumulated Net
Reduction to                             Accumulated                       Realized Gain
         Paid-in Capital                             Net Investment Loss                      on Investments
--------------------------------------------------------------------------------------------------------------------
                                   $26,088                                                       $35,443                                         $9,355

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.
                                                                            Increase                                    Increase to
                                                        to Accumulated Net           Accumulated Net Realized
                                                         Investment Income                     Loss on Investments
----------------------------------------------------------------------------------------------------------------------

                                                                         $258,398                                           $258,398